SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 21, 2020

INDEPENDENT BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

4200 East Beltline Grand Rapids, Michigan (Address of principal executive office)	49525 (Zip Code)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, no par value	IBCP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Independent Bank Corporation (the “Company”) elected Gavin A. Mohr as the Company’s Chief Financial Officer, effective as of September 14, 2020. Mr. Mohr will also serve as an Executive Vice President of the Company as well as its Treasurer and Secretary. Since April 2016, Mr. Mohr was the Chief Financial Officer of STAR Financial Bank, a $2.1 billion institution located in Fort Wayne, Indiana.

Under the terms of Mr. Mohr’s employment with the Company, he will (a) be paid a base, annual salary of $280,000, (b) be entitled to participate in the Company’s Management Incentive Compensation Plan and Long-Term Incentive Plan, (c) be issued a restricted stock award of 3,000 shares, subject to cliff vesting after three years from the date of grant, (d) be paid a signing bonus of $35,000, one-half of which is payable upon inception of employment and the other one-half of which is payable during January of 2021, and (e) receive a Management Continuity Agreement with the same terms as provided to other executive officers of the Company.

Mr. Mohr will succeed Robert Shuster, the Company’s interim Chief Financial Officer. Mr. Shuster will continue with the Company as Senior Financial Executive until approximately October 31, 2020, to assist in the transition.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1   Press release issued August 21, 2020, announcing the hiring of Gavin A. Mohr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date	August 21, 2020	By	s/Robert N. Shuster
Robert N. Shuster, Principal Financial
Officer